C0000000230 | M

104598

INCORPORATED UNDER THE
CANADA BUSINESS CORPORATIONS ACT

CONSTITUÉE EN VERTU DE LA LOI CANADIENNE SUR
LES SOCIÉTÉS PAR ACTIONS

Number Numéro
00000000

SIERRA WIRELESS

HEART OF THE WIRELESS MACHINE®

Shares Actions
****0*********
*****0********
******0*******
*******0******

THIS CERTIFIES THAT
LES PRÉSENTES ATTESTENT QUE

SPECIMEN

CUSIP 826516 10 6

ISIN CA 8265161064

SEE REVERSE FOR CERTAIN DEFINITIONS

VOIR AU VERSO POUR CERTAINES DÉFINITIONS

is the registered holder of
est le porteur inscrit de

0

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE

SIERRA WIRELESS, INC.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

transférables dans les registres de la Société sur remise de ce certificat endossé en bonne et due forme.

Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des registres de la Société.

EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac-similés de signature de ses dirigeants dûment autorisés.

Dated: Mar 04, 2016
Le :

President and Chief Executive Officer
Président et Chef de la direction

Chief Financial Officer and Secretary
Chef des finances et Secrétaire

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, N.A.
(CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By
Par ______________________
Authorized Officer - Représentant autorisé

OR
OU

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE INVESTOR SERVICES INC.
SERVICES AUX INVESTISSEURS COMPUTERSHARE INC.
(VANCOUVER) (TORONTO)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By
Par ______________________
Authorized Officer - Représentant autorisé

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux Investisseurs Computershare Inc. à Vancouver, BC et Toronto, ON ou aux bureaux de Computershare Trust Company, N.A. à Canton, MA, Jersey City, NJ et à College Station, TX.

SECURITY INSTRUCTIONS ON REVERSE — VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

CSAE_LIVE_SWIQ_C01.mtl.pulls/000001/000001/i

0181XB

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

TEN COM	- à titre de propriétaires en commun
TEN ENT	- à titre de tenants unitaires
JT TEN	- à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun
(Nom) CUST (Nom) UNIF GIFT MIN ACT (État)	- (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

*** Please insert Social Insurance, Tax Identification, or other identifying number of transferee.**

*** Veuillez inscrire le numéro d'assurance sociale, le numéro d'identification aux fins de l'impôt ou tout autre numéro permettant d'identifier le cessionnaire.**

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

Insert name and address of transferee

Insérer le nom et l'adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint

actions représentées par le présent certificat et nomme irrévocablement

the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.

LE :
DATED: ______________________

Signature of Shareholder / Signature de l'actionnaire

Signature of Guarantor / Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1 ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature Guaranteed ».

Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses Populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement, dated as of May 21, 2015, as such may from time to time be amended, restated, varied or replaced, (the "**Rights Agreement**"), between Sierra Wireless, Inc. (the "**Corporation**") and Computershare Investor Services Inc. as Rights Agent, the terms of which are hereby incorporated herein by reference and, a copy of which is on file at the registered office of the Corporation. In certain circumstances, as set forth, in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable, after the receipt of a written request therefor.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

